EXHIBIT 99.1 Rock of Ages

Company Contacts:
Laura Plude, CFO	Kurt Swenson
(802) 476-2208	Chairman
www.RockofAges.com	(603) 225-8397
     FOR IMMEDIATE RELEASE
Rock of Ages Reports Third
Quarter Net Income of $0.30 Per Share
     BARRE, VERMONT, October 29, 2010 . . . Rock of Ages Corporation (NASDAQ:ROAC) announced today that net income for the third quarter of 2010 was $2,200,000, or $0.30 per share, which included costs and expenses associated with the exploration of strategic options and the shareholder lawsuit totaling $358,000, or $0.05 per share. For the third quarter of 2009, net income was $1,534,000, or $0.21 per share. Revenue for this year’s third quarter increased 22% to $15,756,000 compared to $12,881,000 for the third quarter of 2009.
     Divisional operating income increased 44% to $3,583,000 compared to $2,492,000 last year, and unallocated corporate overhead decreased to $622,000 from $660,000.
     Manufacturing revenue for the third quarter of 2010 increased 11% to $7,719,000 compared to $6,967,000 for the third quarter of 2009. Decreased sales in the Barre monumental division were offset by increased sales in the Rock of Ages Canada monumental division and industrial products. Operating income in the manufacturing segment increased to $1,264,000 from $1,084,000 a year ago, reflecting the higher revenue. “The mausoleum sales have not bounced back as quickly as we had hoped but the industrial products and our Canadian monumental sales have more than filled the gap. We remain confident regarding the performance of our manufacturing operations for 2010 as a whole,” said Chief Executive Officer Donald Labonte.
     Quarry revenue for the third quarter of 2010 increased 36% to $8,037,000 compared to $5,914,000 for the third quarter of 2009, and operating income increased 65% to $2,319,000 compared to $1,408,000 last year, reflecting the higher revenue, lower operating expenses and higher productivity due to the development and production improvements undertaken in the past years. “As we expected, our quarry development programs have increased our ability to produce and deliver higher quantities of saleable granite. The demand for our granite remains strong and we continue to be optimistic about our quarry performance for the remainder of the year,” Labonte said.
Nine Months Results

     For the nine months ended October 2, 2010, revenue increased 14% to $37,930,000 from $33,242,000 for the first nine months of 2009. Gross profit increased 28%, SG&A was up $265,000, or 6%, and divisional income increased 58% compared to the first nine months of 2009.
     Net income for the first nine months of 2010 was $1,668,000, or $0.22 per share, which included costs and expenses associated with the exploration of strategic options and the shareholder lawsuit totaling $852,000, or $0.11 per share. For the first nine months of 2009, net income was $193,000, or $0.03 per share.
About Rock of Ages
     Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier and manufacturer of finished granite memorials and granite blocks for memorial use in North America.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance or future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the challenge of successfully implementing our strategic plan intended to enhance our overall profitability; unanticipated overhead or other expenses, including expenses in connection with the recently announced merger agreement between the Company and Swenson Granite Company LLC and related matters; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Information About the Proposed Transaction With Swenson Granite Company LLC
     In connection with the proposed merger with Swenson Granite Company LLC, Rock of Ages will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Rock of Ages from the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement (when available) and such other documents may also be obtained for free from Rock of Ages’ website at http://www.rockofages.com or by directing such request to Rock of Ages Corporation, Chief Financial Officer, 560 Graniteville Road, Graniteville, Vermont 05654, telephone: (802) 476-3115.
     Rock of Ages and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of Rock of Ages’ participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Additional information regarding Rock of Ages’ directors and executive officers is also included in Rock of Ages’ proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on July 19, 2010. This document is available free of charge from the SEC’s Web site at www.sec.gov, from Rock of Ages’ website at http://www.rockofages.com or by directing such request to Rock of Ages Corporation, Chief Financial Officer, 560 Graniteville Road, Graniteville, Vermont 05654, telephone: (802) 476-3115.

(tables attached)	#4737

ROCK OF AGES CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	Oct. 2,	Oct. 3,	Oct. 2,	Oct. 3,
	2010	2009	2010	2009
Net revenue:
Quarry	$8,037	$5,914	$18,297	$15,949
Manufacturing	7,719	6,967	19,633	17,293

Total net revenue	15,756	12,881	37,930	33,242

Gross profit:
Quarry	2,923	1,911	4,707	3,433
Manufacturing	2,397	2,022	5,510	4,556

Total gross profit	5,320	3,933	10,217	7,989

Selling, general and administrative expenses:
Quarry	604	503	1,694	1,633
Manufacturing	1,133	938	3,168	2,964

Total SG&A expenses	1,737	1,441	4,862	4,597

Divisional operating income:
Quarry	2,319	1,408	3,013	1,800
Manufacturing	1,264	1,084	2,342	1,592

Total divisional operating income	3,583	2,492	5,355	3,392

Unallocated corporate overhead	622	660	1,977	2,393
Strategic options and lawsuit expenses	358	—	852	—
Foreign exchange gain	—	—	(83)	—
Effect of pension curtailment	—	—	—	95
Other income, net	(45)	(76)	(191)	(219)

Income before interest and income taxes	2,648	1,908	2,800	1,123

Interest expense, net	253	334	827	871

Income before income taxes	2,395	1,574	1,973	252

Income tax expense	195	40	305	59

Net income	$2,200	$1,534	$1,668	$193

Net income per share — basic	$0.30	$0.21	$0.22	$0.03

Net income per share — diluted	$0.30	$0.21	$0.22	$0.03

Weighted average common shares outstanding — basic	7,416	7,416	7,416	7,416

Weighted average common shares outstanding — diluted	7,451	7,416	7,435	7,416

ROCK OF AGES CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts) (Unaudited)

	Oct. 2,	Dec. 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$1,163	$1,713
Trade receivables, net	10,954	7,241
Inventories	14,845	15,077
Other current assets	1,349	1,620
Assets held for sale	621	758

Total current assets	28,932	26,409

Property, plant and equipment, net	30,551	30,559
Identified intangible assets, net	458	582
Goodwill	387	387
Other long-term assets	235	515

Total assets	$60,563	$58,452

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under line of credit	—	$214
Current installments of long-term debt	1,314	801
Current installments of retirement benefits	702	691
Trade payables	1,851	1,285
Accrued expenses	2,613	1,264
Customer deposits	1,233	774
Deferred tax liabilities	53	236

Total current liabilities	7,766	5,265
Long-term debt, excluding current installments	11,660	13,361
Salary continuation	5,218	5,386
Accrued pension cost	4,322	4,810
Deferred salary	1,504	1,504
Accrued post retirement benefits	1,603	1,622

Total liabilities	32,073	31,948

Stockholders’ equity:
Preferred stock $0.01 par value. Authorized 2,500,000 shares; none issued	—	—
Common stock Class A, $0.01 par value, Authorized 30,000,000 shares; 4,812,342 issued and outstanding at October 2, 2010 and December 31, 2009	48	48
Common stock Class B, $0.01 par value. Authorized 15,000,000 shares; 2,603,721 issued and outstanding at October 2, 2010 and December 31, 2009	26	26
Additional paid-in capital	65,791	65,751
Accumulated deficit	(33,078)	(34,746)
Accumulated other comprehensive loss	(4,297)	(4,575)

Total stockholders’ equity	28,490	26,504

Total liabilities and stockholders’ equity	$60,563	$58,452